Registration File

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             Able One Capital, Inc.
             (Exact name of registrant as specified in its charter)


          Nevada                        6770                       01-0684800
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employee
    of incorporation or        Classification Code Number)       Identification
       organization)                                                 Number)


                              370 Lexington Avenue
                            New York, New York 10017
                                 (212) 697-7400
          (Address and telephone number of principal executive offices and principal place of business)


                                  Stuart Davis
                                    President
                              370 Lexington Avenue
                            New York, New York 10017
                                 (212) 697-7400
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                               Paul Goodman, Esq.
                    Ellenoff, Grossman, Schole & Cyruli, LLP
                              370 Lexington Avenue
                            New York, New York 10017
                                 (212) 370-1300

                                 ---------------

        Approximate date of commencement of proposed sale to the public:

 As soon as practicable after the effective date of this Registration Statement.


      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each Class                Proposed        Proposed         Amount of
of Securities to be  Amount to be  Offering Price  Maximum          Registration
Registered           Registered    per Share       Aggregate        Fee
                                                   Offering Price
Common Stock
$0.001 par value
                     2,000,000     $0.50           $1,000,000.00      $92.00
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

                             Able One Capital, Inc.

                 2,000,000 Shares ($1,000,000) of Common Stock,

      Able One Capital, Inc., a Nevada corporation is offering 2,000,000 shares of Common Stock on a self-underwritten, best-efforts basis. The offering will terminate on _______, 2002 (120 days from the date of this prospectus; unless extended for up to an additional 120 days by the Company). All payments for the securities shall be promptly deposited in an escrow account at High Country Stock Transfer Company, as escrow agent.

      Prior to this Offering, there has been no public market for the shares. We are what is commonly called a "blank check" company with no operating business. Our goal is to locate an operating business to merge into our Company.

      These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors" on page 2.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is June ___, 2002.

                                   ----------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Prospectus Summary.....................................................
Risk Factors...........................................................
Use of Proceeds........................................................
Dilution...............................................................
Management's Discussion and Analysis or Plan of Operation..............
Proposed Business......................................................
Management.............................................................
Certain Transactions...................................................
Principal Stockholders.................................................
Description of Securities..............................................
Shares Eligible for Future Sale........................................
Plan of Offering- Escrow of Funds......................................
Legal Matters..........................................................
Experts................................................................
Additional Information.................................................
Index to Financial Statements..........................................  F-1

                               PROSPECTUS SUMMARY

General

      We are a "blank check" company formed as a Nevada corporation on April 10, 2002 to serve as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no operating business and a very modest capitalization.

      We do not intend to give preference to any specific industry sector, but do expect the business will have its principal operations in the United States. As described in more detail later in this prospectus, the business must have a minimum fair market value of at least $800,000.00 (80% of the Offering proceeds.) We have had no discussions with any companies regarding a business combination and cannot provide you any assurance that we will find a company with which we think it makes sense to combine. We will need investors representing at least 80% of the shares sold through this Offering to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we make an acquisition within 18 months of the of this Prospectus, the proceeds, less up to a maximum of 10%, which may be used for finding an acquisition, will be returned to the investors.

      Our offices are located at 370 Lexington Avenue, New York, NY and our telephone number is (212) 697-7400.

Offering

      We are conducting a blank check offering subject to the Securities and Exchange Commission's Rule 419 under the Securities Act of 1933. We will deposit into an escrow account a minimum of 90% of the offering proceeds and the securities purchased by investors. While held in the escrow account, the securities may not be traded or transferred. Except for up to 10% of the deposited funds ($100,000.00) the deposited funds and the deposited securities may not be released until an acquisition is made which meets the criteria specified in Rule 419, and a sufficient number of investors (i.e. a majority of the investors purchasing pursuant to this prospectus) reconfirm their investment in accordance with Rule 419 procedures. Pursuant to these procedures, we will deliver to all investors a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements. We will return the pro rata portion of the deposited funds, without interest, to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain so, we will return to all investors their pro rata portion of the deposited proceeds, without interest, and none of the deposited securities will be issued to investors. If we do not complete an acquisition within 18 months of the date of this prospectus, we will return the deposited proceeds, without interest, on a pro rata basis to all investors. The Securities and Exchange Commission has very specific rules on how an offering like ours is to be undertaken. See page 9 of this Prospectus, which details these requirements.

      The Offering will terminate on _____________, 2002 (120 days from the date of this prospectus; unless extended for up to an additional 120 days; we will advise the subscribers in writing by letter of an extension, if any). All payments for the shares shall be made payable to the order of "Able One Capital, Inc. Escrow Account." A market may never develop for the shares. The Offering price of the shares has been arbitrarily set by us.

      We have registered the shares or the Company, or registration is not required, only in the State of New York (the "primary distribution state") and initial sales may only be made in such jurisdiction. Purchasers of securities in this Offering must be residents of the primary distribution states.

                                  RISK FACTORS

      1. The shares are a very risky investment and should be purchased only by persons who can afford a loss of their entire investment. Investor should consider carefully the following risks in evaluating an investment in the shares offered hereby. We are a small company with no operating history and no revenue generating business plan; consequently, there is no assurance that a target business can be found or, if found, will be successful.

      2. We were only formed in April, 2002 and haven't conducted any business which can fund any operations. We must combine with an operating business to survive as a going concern. Our management has some experience relating to the identification, evaluation and acquisition of operating businesses. There is no assurance that any target business can be found or that a target business we buy will be successful.

      3. Investor funds will be escrowed without interest, inaccessible for up to eighteen months, and may be returned without interest if no transaction is completed.

      4. The Company will hold the funds from this Offering in an escrow account until management finds a company with which to merge and a majority of the investors approve that transaction. There can be no assurance that management will find a company with which to merge or that the investors will approve a transaction, if found. If no transaction is found or approved, the funds will be tied up in the escrow account for eighteen months and then returned to the investors without interest.

      5. There may be conflicts of interest between management's goals and those of the investors; consequently, management may suggest a transaction that is good for them, but not for investors.

      6. Management does not intend to take any fees or other compensation from the Company. It will look to get its returns from appreciation in the common stock, but it is important to note that they paid about 1% of the price paid by the public offering investors. Mitigating against the possibility that management may undertake transactions with undue consideration of their own interests is the requirement that investors representing at least 80% of the shares purchased in this Offering must reconfirm their investments, after disclosure of all material information, including the terms of management's involvement and consideration, if any, before any business combination may be consummated. See "Management - Conflicts of Interest."

      7. You will be depending entirely on the part-time executive officers and Board of Directors to conclude a transaction; management will have broad discretion in allocating the proceeds of this Offering; and the transaction may not result in a return on your investment.

      8. Investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the Offering and the selection of a target business. However, we will not proceed with a business combination unless investors representing at least 80% of the shares purchased in this Offering reconfirm their investments. None of our directors or executive officers has had any preliminary contact or discussions with any representative of any target business regarding consummation of a business combination. Accordingly, there is no basis for investors in this Offering to evaluate the possible merits or risks of a particular industry or the target business. See "Proposed Business - "Blank Check" Offering - Limited Ability to Evaluate Management of a Target Business."

      9. We do not have any independent directors; given the part-time efforts of management, they may face conflicts in allocating their time and we may miss opportunities otherwise available to us.

      10. We only have two officers, who are also the only directors of the Company. We have no independent or outside directors. Our officers are not required to commit a substantial amount of their time to our affairs and they may have conflicts of interests in allocating time to the Company. Management will only be spending part of their time on the business of the Company; consequently, management may miss opportunities they may have otherwise found had they been spending all of their time on the business of the Company. See "Management - Conflicts of Interest."

      11. This is a "Blank Check" or "Blind Pool" offering and management has broad discretion as to the type of acquisition, leaving the investors with little opportunity except to vote on transactions brought to the Company by management.

      12. You will be investing in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations reviewed by management. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the Offering and the selection of a target business. However, we will not proceed with a business combination unless investors representing at least 80% of the shares purchased in this Offering reconfirm their investments. See "Proposed Business - "Blank Check" Offering - Unspecified Industry and Target Business."

      13. Management will change after a business combination; the target company's management may lack necessary skills for success.

      14. The role of our management in the operations of the business following a business combination cannot be stated with certainty. We intend to scrutinize closely the management of a prospective business but we cannot be sure that our analysis will be accurate or that the management will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. We do not believe that our current directors or executive officers will remain associated with the Company in any capacity following a consummation of a business combination. See "Proposed Business - "Blank Check" Offering - Limited Ability to Evaluate Management of a Target Business."

      15. Any business combination is expected to require additional financing, without which there is little likelihood of success of the business of the Company.

      16. Although we anticipate that the net proceeds of this Offering will be sufficient to effect a business combination, inasmuch as we have not yet identified any prospective target business candidates, we cannot ascertain with any degree of certainty the capital requirements for any particular business combination. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. We do not have any arrangements with any bank or financial institution to secure additional financing and cannot be sure that any arrangement would be available on acceptable terms. We may effect a business combination with a target business which may be financially unstable or in its early stages of development or growth.

      17. The lapse of time and the requirement of a reconfirmation offering each creates the possibility that we may not complete the business combination; any funds returned to investors will not earn any interest.

      18. If we do not effect a business combination within 18 months from the date of this Prospectus, we will return to the holders of Common Stock acquired in this Offering the amount of their original investment without any interest.

      19. When we execute an agreement for a potential business combination, we will offer to each of the non-affiliated public stockholders the right, for a specified period of time of not less than 20 business days and not more than 45 business days, to reconfirm his or her investment. The shares of any stockholder who fails to reconfirm his or her investment will be redeemed at a price equal to the purchase price of such shares without any interest. The Reconfirmation Offer will be described in the disclosure documentation relating to the proposed business combination. If non-affiliated public stockholders holding more than 20% of such Common Stock elect to redeem their shares, we will not proceed with the proposed business combination. As a result, our ability to consummate a particular business combination may be impaired.

      20. There is uncertainty as to whether a public trading market will develop following a business combination; without such a market, shareholders may be unable to sell their shares.

      21. There can be no assurance that there will be an active trading market for our securities following the completion of a business combination or, if a market does develop, as to the market price for the securities. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the shares. People who want to sell their shares following the conclusion of a business combination may not be able to do so.

      22. We do not expect to pay dividends, so investors will have to look to appreciation in the value of their stock to obtain a return on their investment.

      23. Our ability to pay dividends after consummating any business combination will be contingent upon revenues and earnings, if any, capital requirements and our general financial condition. We expect that any successor company would want to keep the cash generated by operations, if any, to build the business. The payment of any dividends subsequent to a business combination will be within the discretion of the Board of Directors of the Company after the combination.

      24. State Blue Sky registration requirements substantially restrict resales of the shares you purchase. The trading market for the shares will be limited because a significant number of states have enacted regulations restricting or, in many instances, prohibiting the sale of securities of "blank check" issuers within that state. Other states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities to be offered in this Offering for sale in their states. Because of these regulations, we have registered to offer the shares only in the states of Maryland and Rhode Island. In addition, we have registered the Company as an "issuer-dealer" in New York. The District of Columbia does not require the shares to be registered. Initial sales may only be made in such jurisdictions.

      25. The Board of Directors has the authority to issue more shares, causing substantial dilution to you, without your approval. Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. Upon completion of this Offering there will be 95,975,000 authorized but unissued shares of Common Stock available for issuance. We will, in all likelihood, issue a substantial number of additional shares in connection with or following a business combination. Our stockholders will experience dilution of their ownership interests. The Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Nevada, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. There are currently no outstanding shares of Preferred Stock.

                                 USE OF PROCEEDS

      The net maximum proceeds of the maximum Offering will be $1,000,000.00. Estimated expenses of $50,000.00 have been or will be paid from existing capital. Consequently, all of the proceeds from this Offering will be held for acquisition costs associated with a business combination and for use following the business combination. Net proceeds will be held in an escrow account maintained by an escrow agent, until we notify the escrow agent (i) that we have completed a transaction or series of transactions in which a specific business has been acquired with a fair value of at least $400,000, or (ii) to distribute the escrowed funds, in connection with a liquidation of the Company, to the then holders of the shares sold in this Offering. Any investment of proceeds held in the escrow account will be made, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents.

      We will use the net proceeds of this Offering, together with the income earned on such funds, if any, principally in connection with effecting a business combination, including selecting and evaluating potential target businesses and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). While management does not intend to take any fees or other compensation (but only to obtain their investment return through appreciation in the common stock), there is no assurance that we will not pay fees to firms or individuals with whom management has relationships. Management has a substantial number of relationships in the business community and considers it likely that they will draw on these relationships and pay reasonable fees to those parties involved in a concluded business combination. The form or amount of these fees or other consideration cannot be determined at this time.

      We will not have discretionary access to the monies in the escrow account, including any income earned on such amounts, and stockholders will not receive any distribution of income or have any ability to direct the use or distribution of any income. Thus, any income will cause the amount in escrow to increase. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. We anticipate using the net proceeds from the sale of the Common Stock as follows:

     Use                                              Amount        Percentage
     ---                                              ------        ----------
     Professional Fees and Related Acquisition
     Costs                                            $50,000       5%

     Post-Merger Working Capital                      $950,000      95%

      It is expected that the majority of the funds held in escrow will be used to pay lawyers, accountants, printers, and others in connection with the Post-Effective Amendment and other legal documentation required to complete a business combination. It is expected that any remaining proceeds will be used by the acquired Company as working capital. All proceeds will be held in the escrow account until a merger has been approved by the shareholders of both companies. The proceeds will be released to the combined Company in connection with the conclusion of the merger, which in effect delivers the proceeds over to the successor management team. There can be no assurance that the successor company will have any excess proceeds available following the payment of the above-referenced expenses.

      We may seek to issue additional securities if we require additional funds to meet our operating and administrative expenses. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after a business combination. Our expectation is that no remuneration will be paid to current officers or directors, and that there will be no further involvement with the Company following the merger. No portion of the gross proceeds from this Offering will be paid to our officers, directors, their affiliates or associates for expenses of this Offering. Management is not aware of any circumstances under which the aforementioned policy may be changed.

      To the extent that the Company is required to pay professional or other fees in excess of the cash available in the Company's bank account, the officers may lend money to the Company to pay such expenses. The capitalization of the Company has been designed to avoid such a situation, but unforeseen circumstances may result in the Company needing additional money prior to concluding a business combination. While there is no expectation that management will have to loan money to the Company, there is also no limitation on the amount to be loaned, should such an occasion arise. We expect that any such loans would be repaid at conclusion of a business combination and would make that clear to the target company in any negotiation with such company.

                                    DILUTION

      The difference between the public price per share of Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

      The following table shows the percentage of equity the investors in this Offering will own compared to the percentage of equity owned by the present shareholders and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by the present shareholders of the Company.

Initial public offering price per Share                        $0.50    (100.0%)
         Net tangible book value per Share before offering     $0.001     (0.2%)
         Increase per Share attributable to new Shareholders   $0.248    (49.6%)
Pro forma net tangible book value per Share after offering     $0.249    (49.8%)
Total dilution per Share to new Shareholders                   $0.251    (50.2%)

                                                                        Average
                      Shares Purchased         Total Consideration       Price

                     Number       Percent      Amount       Percent    Per Share
Existing Shares     2,025,000      50.31         $6,050       0.60       0.0029
New Shares          2,000,000      49.69     $1,000,000      99.40        .50
                    ---------     ------     ----------     ------      -------
                    4,025,000     100.00     $1,006,050     100.00      $0.2499

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

      We are currently in the development stage and in the process of raising capital. All activity to date has been related to its formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through this Offering. As of May 31, 2002, we had not incurred any material costs or expenses other than those associated with formation of the Company. We will use the net proceeds of this Offering, together with the income and interest earned thereon, if any, principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that Common Stock is used as consideration to effect a business combination, the balance of the net proceeds of this Offering not then expended will be used to finance the operations of the Target Business. See "Use of Proceeds." No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after a business combination.

      In the event that we do not effect a business combination within 18 months from the date of this Prospectus, we will distribute to the then holders of Common Stock acquired as part of the shares sold in this Offering the amount held in the escrow account, without interest.

                                PROPOSED BUSINESS

Introduction to the Company

      We are a "blank check" company formed on April 10, 2002 to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities and this Offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares offered hereby. We intend to utilize the proceeds of this Offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources in effecting a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, as a result of its limited resources we will, in all likelihood, have the ability to effect only a single business combination.

"Blank Check" Offering

      Background. As a result of management's broad discretion with respect to the specific application of the net proceeds of this Offering, this Offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this Offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any more specific purposes.

      A common reason for a target company to enter into a merger with a "blind pool" company is the desire to establish a public trading market for its shares. Such a company would hope to avoid what it may deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

      Unspecified Industry and Target Business. The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on an exchange such as the American Stock Exchange. (See "Investigation and Selection of Business Opportunities"). The Company anticipates that the business opportunities presented to it will (i) either be in the process of formation or, be recently organized with limited operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market; (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued or that it believes may realize a substantial benefit from being publicly owned. Given the above factors, investors should expect that any acquisition candidate may have little or no operating history, or a history of losses or low profitability.

      The Company will not restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. Most likely, the target business will be primarily located in the United States, although we reserve the right to acquire a target business primarily located outside the United States. In seeking a target business, we will consider, businesses which offer or provide services or develop, manufacture or distribute goods in the United States or abroad, in the following areas:

      o     health care and health products,

      o     educational services,

      o     financial services,

      o     environmental services,

      o consumer-related products and services (including amusement and/or recreational services),

      o     personal care services,

      o voice and data information processing and transmission and related technology development

      We will not acquire a target business unless the fair market value of such business, as determined by us, is at least 80% of the proceeds of this Offering. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.

      In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC's proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.

      Probable Lack of Business Diversification. As a result of the limited resources of the Company, we expect to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this Offering to any target business or of purchasing or acquiring a minority interest in any target business.

      Limited Ability to Evaluate Management of a Target Business. The role of the present management following a business combination cannot be stated with any certainty. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, there can be no assurance that our assessment of management will prove to be correct.

      To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, the Company will incur further risks, because management in many instances will not have proven its abilities or effectiveness, the eventual market for the products or services of the business opportunity will likely not be established, and the business opportunity may not be profitable when acquired.

      The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers, directors and non-management principal shareholders, none of whom are professional business analysts (See "Management"). Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash. Otherwise, the Company anticipates that it will consider, among other things, the following factors:

      (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

      (2) The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

      (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 adopted by the Securities and Exchange Commission (See "Risk Factors - The Company - Regulation of Penny Stocks").

      (4) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

      (5) The extent to which the business opportunity can be advanced;

      (6) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

      (7) Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

      (8) The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

      (9) The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

      In regard to the possibility that the shares of the Company would qualify for listing on NASDAQ, the current standards for initial listing include, among other requirements, that the Company (i) have net tangible assets of at least $4,000,000, or a market capitalization of $50,000,000, or net income of not less than $750,000 in its latest fiscal year or in two of the last three fiscal year;
(ii) have a public float (i.e. shares that are not held by any officer, director or 10% shareholder) of at least 1,000,000 shares; (iii) have a minimum bid price of at least $4.00; (iv) have at least 300 round lot shareholders (i.e. shareholders who own not less than 100 shares); and (v) have an operating history of at least one year or a market capitalization of at least $50,000,000. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the NASDAQ listing criteria.

      No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

      The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

      Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, audited financial statements, together with reasonable assurances that audited financial statements; and other information deemed relevant.

      As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

      The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. The Company officers intend to devote 15 to 20 hours per month of their time to the affairs of the Company, and, accordingly, the consummation of a business combination may require a greater period of time than if management devoted their full time to our affairs. However, each officer will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company. The amount of time devoted to the business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination. Any costs incurred in connection with the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.

      We anticipate that various prospective target businesses will be brought to our attention from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, including, possibly, the executive officers and their affiliates.

      As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our Company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our Company, the target business, and our respective stockholders.

Acquisition Restrictions

      We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

      Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

      We will be subject to certain reporting requirements under the Exchange Act. In the event we no longer would be required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, in the event significant acquisitions take place, we will be required to furnish information including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

      Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective acquisition company or merger partner under the laws of the state of organization of the prospective acquisition company. This may prove to be deterrent to a particular combination.

      Pursuant to a resolution adopted and approved by the Board of Directors, we will not acquire or merge with any business or in which our promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest. Management has agreed that this resolution will not be changed by management's own initiative.

Rule 419 Prescribed Acquisition Criteria and Reconfirmation

      This Offering can be said to be a so-called "blank check" due to the fact that we are a development stage company that has no specific business plan or purpose and have indicated that our business plan or purpose is to merge with or be acquired by an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products on terms attractive and acceptable to us. It is likely that our limited funds will limit our potential acquisitions to one, or possibly two business interests or products, and as such, it is expected that our interest(s) will not be very diversified.

      This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair market value of the business or assets to be acquired must represent at least 80% of the proceeds of this Offering. For purposes of this blank check offering, the fair market value of the business or assets to be acquired must be at least $400,000. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.

Post-Effective Amendment

      Once the agreement(s) governing the acquisition(s) of (a) business(es) meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidates(s) and its business(es), including audited financial statements, the results of this Offering, and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the Offering proceeds and shares can be released from escrow.

Reconfirmation Offering

      The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the reconfirmation offer must include the following conditions:

      (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

      (2) Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

      (3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the Offering proceeds (without any interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

      (4) The acquisition(s) will be consummated only if investors representing at least 80% of the Offering proceeds elect to reconfirm their investments;

      (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this Prospectus, the Offering proceeds held in the escrow account shall be returned to all investors on a pro-rata basis within five business days by first class mail or other equally prompt means;

      (6) Investors who receive their pro rata portion of the Offering proceeds will receive any interest. Investors who elect to remain investors will not receive any interest when their pro-rata portion of the Offering proceeds is released to us.

Release of Offering Proceeds and Shares from Escrow

      The Offering proceeds and shares held in escrow may be released to us and the investors, respectively, after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

      (1) We have executed an agreement for the acquisition(s) of a business(es) for which the fair value of the business represents at least 80% of the Offering proceeds and have filed the required post-effective amendment;

      (2) The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

      (3) The acquisition(s) of the business(es) with a fair value of at least 80% of the Offering proceeds has been consummated.

Certain Securities Laws Considerations

      Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business that has available audited financial statements or has financial statements which can be audited.

Facilities

      Pursuant to an oral agreement, we utilize the offices of our attorneys, at no cost to the Company.

Employees

      As of the date of this Prospectus, we employ Mr. Davis and Ms. Patchefsky on a part time basis. Such persons will serve as officers and directors without compensation at least until completion of a business combination.

                                   MANAGEMENT

Directors and Officers

      The current directors and officers are:

            Name                           Age        Position
            ----                           ---        --------
            Stuart Davis...............    41         President,
                                                      Treasurer, Director

            Barbara Patchefsky.........    35         Secretary, Director

Management

      STUART DAVIS - President, Treasurer and Director. Since 1998, Mr. Davis has been independent financial consultant to small cap public companies. From 1995 to 1998, Mr. Davis was a Vice President of Bluestone Capital, a registered broker-deal. Mr. Davis earned a Bachelors Degree in Economics from Brooklyn College in 1981.

      BARBARA PATCHEFSKY - Secretary, Director. Since 2001, Ms. Patchefsy has been a Vice President of KPR, a pharmaceuticals marketing firm where she has been responsible for brand development of several well known prescription drugs. Prior to being a Vice President, Ms. Patchefsy has held various other account management positions with KPR for the prior six years. Ms. Patchefsy is a 1991 graduate of New York University where she received a Bachelors Degree.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than the reimbursement of reasonable expenses incurred in attending meetings. Any director or the entire Board of Directors may be removed at any time but only for cause and only by the affirmative vote of holders of at least 75% of the voting power of all of our then-outstanding capital stock. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. We have not entered into employment agreements or other understandings with our directors or executive officers concerning compensation. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after the consummation of a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to such persons after the consummation of a business combination.

      The day to day operations of the Company include reviewing acquisition candidates and assuring the Company is current in its SEC reporting requirements. There will be several days of inactivity and other days where the officers are actively evaluating and negotiating an acquisition. While the Company does not currently anticipate the use of consultants in connection with any acquisition, if the officers feel that involvement of other parties are appropriate for evaluating an acquisition target a consultant may be hired. It is expected that any consultant would be paid in stock so as not to impact the use of proceeds.

      No family relationships exist among any of the named directors or officers. No arrangement or understanding exists between any such director or officer and any other person pursuant to which any director or officer was elected as a director or officer.

Limitation of Liability; Indemnification of Directors and Officers

      Our Certificate of Incorporation provides that a director of our Company will not be personally liable to our Company or our shareholders for monetary damages for conduct as a director, except for:

      o any breach of the director's duty of loyalty to our Company or our stockholders,

      o acts or omissions not in good faith or involving intentional misconduct by the director or a knowing violation of law by the director,

      o any willful or negligent assent to an unlawful dividend or purchase or redemption of shares, or

      o any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

      Our certificate of incorporation and by-laws also provide that we will indemnify and advance expenses to the fullest extent permitted by the Nevada General Corporation Law, to each person who is a director or officer of our Company. This indemnity is available if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Conflicts of Interest

      The consummation of a business combination may require a greater period of time than if management devoted their full time to our affairs. However, each officer and director will devote such time as she or he deems reasonably necessary to carry out the business and affairs of our Company, including the evaluation of potential target businesses and the negotiation of a business combination and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination. We expect that our officers will spend 15 to 20 hours per month of their time on the business affairs of the Company until a potential business combination has been identified, upon which event they expect to spend significantly more time until such business combination is consummated. There can be no assurance that any of the foregoing conflicts will be resolved in favor of our Company. In connection with any stockholder vote relating either to approval of a business combination or the liquidation of the Company all of its officers and directors (and any stockholders who are affiliated with its officers and directors), have agreed to vote all of their respective shares of Common Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders (in person or by proxy) with respect to such business combination or liquidation.

Management's experience with prior blank check offerings

      Management is not currently involved with any other `blind pool' companies. Management may, prior to the completion of this Offering or prior to the completion of the business combination contemplated herein undertake other "blind pool" offerings following this one.

                              CERTAIN TRANSACTIONS

      On April 11, 2002, Registrant sold 500,000 shares of restricted common stock to Mr. Stuart Davis, the President and Treasurer of Registrant at a price of $.001 per share.

      On April 11, 2002, Registrant sold 500,000 shares of restricted common stock to Mr. Barbara Patchefsky, Secretary of Registrant at a price of $.001 per share.

      Certificates evidencing the Common Stock, issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock, see "Risk Factors - Rule 144 Sales."

      No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of the date hereof, and as adjusted to reflect the sale of the shares of Common Stock offered by us hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group:

                                          Amount of
Name and Address of Owner             Shares Being Sold    Percent of Class
---------------------------------------------------------------------------
Carol Cohen                                  500,000            24.7%
Barbara Patchefsky                           500,000            24.7%
Stuart Davis                                 500,000            24.7%
Elicia David                                 500,000            24.7%

                                           ---------            ----
                             Total         2,000,000            98.8%
                                           ---------            ----

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $0.001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

      Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, subject to the requirements of Rule 419, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted. There are currently 2,000,000 shares of Common Stock outstanding.

Preferred Stock

      Our Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, $0.001 par value. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into Common Stock. No preferred stock has been issued by the Company. The Company anticipates that preferred stock may be utilized in making acquisitions.

Dividends

      We do not expect to pay dividends prior to the consummation of a business combination. Future dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination. The payment of dividends subsequent to the consummation of a business combination will be within the discretion of the Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

      The transfer agent and registrar for the Common Stock is High Country Stock Transfer Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon the consummation of this Offering we will have 4,025,000 shares of Common Stock outstanding. All of the 2,000,000 presently outstanding shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. None of such shares are eligible for sale under Rule 144 until April, 2004.

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The SEC has expressed the position that holders of securities in a "blank check" company acquired prior to a public Offering may only sell or transfer their shares pursuant to a registration regardless of how long such securities have been held by such persons. While the Company does not concur with this view as it relates to the present shareholders of the Company, we anticipate that we will file a separate registration statement covering such shares on or about the time we file a post-effective amendment respecting a business combination.

      Prior to this Offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair our ability to raise capital through the sale of its equity securities.

                       PLAN OF OFFERING - ESCROW OF FUNDS

      We hereby offer the right to subscribe at $0.50 per Share on a "best efforts" basis for a total of 2.000,000 shares. The Shares are being sold by the Company's officers and directors without the use of broker-dealers. There will be no selling commissions and no other fees are being paid in connection with the Offering. The Company does not intend to use any electronic distribution methods in connection with this Offering.

      There is no requirement for any minimum number of shares to be purchased by an individual purchaser. Pursuant to Rule 419, we are required to promptly deposit into escrow the net offering proceeds, after deduction for offering expenses. No officer, director or shareholder intends to purchase shares in the Offering and if any of these affiliates does purchase shares, it will be for investment purposes only and not with a view toward redistributing those shares. The deposited funds may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. See "Proposed Business - Rule 419 Prescribed Acquisition Criteria and Reconfirmation."

      There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following the registered distribution, but prior to the location of a business opportunity.

Method of Subscribing

      Persons may subscribe by filling in and signing the subscription agreement and delivering it to us, prior to ______, 2002 (120 days from the date of this Prospectus), unless extended for an additional 120 days at the discretion of the Board of Directors. The Company will advise the subscribers in writing by letter of an extension, if any. The subscription price of $0.50 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Able One Capital, Inc. - Escrow Account." Certificates for shares of Common Stock subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419. Subscriptions may not be withdrawn once made, except in accordance with applicable law (in this regard, see "Proposed Business - Reconfirmation Offering") and subscriptions for fractional share amounts will not be accepted.

      In the event there are only a few subscribers to the Offering it is likely that no market maker will be obtained and no public market will ever develop. Thus subscribers run the risk that they may never be able to sell their Shares.

      There have not been any preliminary discussions or understandings between us and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities. Subsequent to an acquisition, it is contemplated that either the President of the Company or a principal of the target company will solicit potential market makers. There can be no assurances that any broker will ever agree to make a market in our securities.

Expiration Date

      The subscription offer will expire at 3:00 P.M. New York time, on ________, 2002 (120 days from the date of this prospectus; which may be extended until ________, 2002 at our option). The Company will advise the subscribers in writing by letter of an extension if any.

Right to Reject

      We reserve the right to reject any subscription in our sole discretion for any reason whatsoever and to withdraw this Offering at any time prior to acceptance by us of the subscriptions received.

      The shares are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation without notice. This Offering cannot be modified unless an amended registration statement is filed and declared effective by the Securities and Exchange Commission.

      In many States, no exemption may exist for the sale of our securities or for secondary trading. Anyone who purchases shares may be unable to resell the securities offered herein except in states in which the securities have been "Blue-Skied" or for which an exemption is available. Many states do not permit securities of blank check companies to trade in those states. A number of states that do permit such trading impose conditions such as the escrow of Offering proceeds, and also provide purchasers the right to rescind the stock purchase. Purchasers of shares will not have the protection afforded by states, which restrict sales of securities in blank check companies. We only intend to register the shares for sale in states that do not impose such restrictions.

SEC Rules

      Our securities are subject to Securities and Exchange Commission Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell such "penny stock" securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule is likely to affect the ability of broker/dealers to sell our securities and also is likely to affect the ability of purchasers in this Offering to sell their shares in the secondary market.

      The SEC has adopted regulations which define a "penny stock" to be an equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotation for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

      The legality of the securities being registered by the Registration Statement of which this Prospectus is a part is being passed upon by Ellenoff Grossman Schole & Cyruli, LLP, New York, New York.

                                     EXPERTS

      The financial statements included in this Prospectus have been audited by Feldman Scherb & Co., LLP. independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

      We have filed with the SEC a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to our Company and this Offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Suite 1300, 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's website at the following address: http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

      We intend to supply our shareholders with annual reports containing financial information examined and reported upon, with an opinion expressed by, independent certified accountants. Our fiscal year end is December 31st. In addition, we may furnish unaudited quarterly or other interim reports to our shareholders as we deem appropriate. We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 and in accordance therewith, will file reports and other information with the Securities and Exchange Commission. In the event we no longer would be required to file reports and other information with the SEC under the Securities Exchange Act, we intend to continue to file such reports.

                          INDEX OF FINANCIAL STATEMENTS

Balance Sheet at May 31, 2002..........................................     F-3
Statement of Operations from Inception to May 31, 2002.................     F-4
Statement of Cash Flows from Inception to May 31, 2002.................     F-5
Notes to Financial Statements..........................................     F-6

                             ABLE ONE CAPITAL, INC.

                          (A Development Stage Company)

                                  BALANCE SHEET

                                  May 31, 2002


                                     ASSETS

Cash                                                                    $ 2,500


                             STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value, 1,000,000 shares authorized,
     none issued or outstanding                                         $    --
Common stock, $.001 par value, 100,000,000 shares authorized,
     2,025,000 shares issued and outstanding                              2,025
Additional paid-in capital                                                1,975
Deficit accumulated during the development stage                         (1,500)

                                                                        $ 2,500


                        See notes to financial statements
                                       F-2

                             ABLE ONE CAPITAL, INC.

                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO MAY 10, 2002






REVENUES                                                            $        --

GENERAL AND ADMINISTRATIVE                                                1,500

NET LOSS                                                            $    (1,500)

LOSS PER SHARE, basic and diluted                                   $     (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
    OUTSTANDING, basic and diluted                                    2,025,000


                        See notes to financial statements
                                       F-3

                             ABLE ONE CAPITAL, INC.

                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                      Deficit
                                                                                    Accumulated
                                                                       Additional   During the      Total
                               Price per           Common Stock          Paid-in    Development  Stockholders'
                                 Share         Shares        Amount      Capital       Stage        Equity

Balance, November 5, 2001
(inception)                    $      --             --      $   --      $   --      $    --       $    --

Issuance of common stock           0.001      1,025,000       1,025          --           --         1,025

Issuance of common stock        0.002975      1,000,000       1,000       1,975           --         2,975

Net loss                                             --          --          --       (1,500)       (1,500)

Balance, May 31, 2002                         2,025,000      $2,025      $1,975      $(1,500)      $ 2,500


                        See notes to financial statements
                                       F-4

                             ABLE ONE CAPITAL, INC.

                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO MAY 10, 2002


CASH FLOW FROM OPERATING ACTIVITY:

    Net loss                                                            $(1,500)

CASH USED IN OPERATING ACTIVITY                                          (1,500)

CASH FLOW FROM FINANCING ACTIVITY:
    Proceeds from the sale of common stock                                4,000

CASH PROVIDED BY FINANCING ACTIVITY                                       4,000

NET INCREASE IN CASH                                                      2,500

CASH AT BEGINNING OF PERIOD                                                  --

CASH AT END OF PERIOD                                                   $ 2,500


                        See notes to financial statements
                                       F-5

                             ABLE ONE CAPITAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


1.    FORMATION OF COMPANY

Able One Capital, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No
7. The Company was incorporated under the laws of the State of Nevada on November 5, 2001. The Company's future operations will be in the business of providing financing or arranging for financing for companies in the software, new media and e-commerce industries.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expense during the reported period. Actual results could differ from those estimates.

      b. Loss Per Share - The Company has adopted the provisions Statement of Financial Accounting Standard No. 128, "Earnings per share". This statement requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income
            (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents.

            For all periods presented, diluted net loss per share was the same as basic net loss per share since the Company did not have common stock equivalents.


      c. Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes as set forth in FASB Statement No.109, "Accounting for Income Taxes". Under the asset and liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

3.    CONCENTRATION OF CREDIT RISK

         The Company maintains cash balances at a commercial bank. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

                             ABLE ONE CAPITAL, INC.

                                2,000,000 Shares

                                   ----------

                                   PROSPECTUS

                                   ----------

                                  June __, 2002

                                   ----------

This prospectus contains information you should consider when making your investment decision. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

Until 90 days after the release from escrow of funds and shares offered hereby, all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Able One Capital, Inc. (the "Company") is incorporated in Nevada. The General Corporation Law of Nevada limits the liability of officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Nevada Law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.

      Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of a directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross negligence or lack of due care in carrying out his (or her) fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

      There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


      Filing Fee -- Securities and Exchange Commission............    $   75.00
      Filing Fee - National Association of Securities Dealers.....       512.50
      Fees and Expenses of Accountants............................     5,000.00
      Fees and Expenses of Counsel................................     5,000.00
      Printing and Engraving Expenses.............................     5,500.00
      Blue Sky Fees and Expenses..................................     5,000.00
      Transfer and Warrant Agent fees.............................     1,000.00
      Miscellaneous Expenses......................................     2,912.50
                                                                     ----------
                Total.............................................   $25,000.00
                                                                     ==========

Item 26. Recent Sales of Unregistered Securities.

      There has been no established public trading market for the Registrant's common stock since its inception on April 10, 2002. As of May 31, 2002, Registrant had five shareholders of record owning its 2,025,000 outstanding shares of common stock.

      On April 11, 2002, Registrant sold 500,000 shares of restricted common stock to Mr. Stuart Davis, the President and Treasurer of Registrant at a price of $.001 per share.

      On April 11, 2002, Registrant sold 500,000 shares of restricted common stock to Mr. Barbara Patchefsky, Secretary of Registrant at a price of $.001 per share.

      On April 11, 2002, Registrant sold 25,000 shares of restricted common stock to Paul Goodman at a price of $.001 per share.

      On April 11, 2002, Registrant sold 1,000,000 shares of restricted common stock to two individuals for a total of $2,975.00.

      Each of the sales listed above was made either for cash or for services. Sales for which the consideration was services were made in reliance upon the exemption from registration provided by Rule 701 adopted pursuant to Section 3(b) of the Securities Act of 1933. Sales for which the consideration was cash were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The persons who acquired shares for services, and the Subscription Agreement and Investment Representations executed by persons who acquired shares for cash, and based upon the pre-existing relationship between the cash subscribers and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 27. Exhibits.

      3.1   -- Certificate of Incorporation.

      3.2   -- Bylaws of the Company

      5.1   -- Opinion of Paul Goodman

      10.1  -- Form of Escrow Agreement

      10.2  -- Form of Escrow Agreement

      23.2  -- Consent of Counsel.

================================================================================

Item 28. Undertakings.

      The undersigned small business issuer hereby undertakes:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      For purposes of determining any liability under the Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

      For determining any liability under the Act, the small business issuer will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 31st day of May, 2002.


                                                       Able One Capital, Inc..

                                                       By: /s/ Stuart Davis
                                                       -------------------------
                                                       Stuart Davis
                                                       President



Signature                    Title                                  Date
---------                    -----                                  ----

/s/ Stuart Davis             Chairman of the Board, President,      May 31, 2002
----------------
Stuart Davis                 Director

/s/ Barbara Patchefsky       Secretary, Treasurer, Director         May 31, 2002
----------------------
Barbara Patchefsky